Exhibit 99.1

The First Bancorp Reports Record Results for 2019

DAMARISCOTTA, ME, January 22, 2020 – The First Bancorp (Nasdaq: FNLC), parent company of First National Bank, today announced operating results for the year ended December 31, 2019. Unaudited net income was $25.5 million, up $2.0 million or 8.5% from the $23.5 million reported for the year ended December 31, 2018. Earnings per common share on a fully diluted basis were up $0.17 to $2.34 per share, an increase of 7.8% from the prior year. The Company also announced operating results for the three months ended December 31, 2019. Unaudited net income was $6.7 million, up $323,000 or 5.1% from the final three months of 2018, with earnings per share on a fully diluted basis for the quarter up $0.02 to $0.61, an increase of 3.4% from the same period in 2018.
“I’m pleased to announce that The First Bancorp ended the decade with a sixth consecutive year of record earnings, and closed out 2019 with a record quarter” remarked Tony C. McKim, the Company’s President and Chief Executive Officer. “Our earnings strength continues to be keyed off earning asset growth, and was supplemented nicely in 2019 by growth in non-interest income. Earning assets were up $125.2 million or 6.7% for the year leading to a $2.3 million, or 4.5% increase in net interest income. Non-interest income was up $1.6 million or 12.6% from 2018, led by a 22.0% increase in mortgage banking revenue. Non-interest expenses were controlled, with an increase of 5.1% from 2018. Based upon the strength of the Company’s earnings, we declared a dividend of 30 cents per share in the fourth quarter, representing a payout to our shareholders of 48.39% of net income for the period.”
 2019 FINANCIAL HIGHLIGHTS

•	Total Assets exceeded $2 billion for the first time, ending the year at $2.07 billion

•	Net Income for the year increased 8.5% over 2018.

•	Total loans outstanding at December 31, 2019 were $1.30 billion, up $58.8 million or 4.7%, year-over-year.

•	Low Cost deposits as of December 31, 2019 totaled $799 million, an increase of $15.9 million or 2.0% year-over-year.

•	Efficiency Ratio (non-GAAP) was 51.04% for 2019, down from 51.50% in 2018 (the GAAP Efficiency Ratio was 52.75% for the year, down from 53.28% in 2018).

•	The ratio of non-performing assets to total assets at December 31, 2019 was 0.82%, up marginally from 0.79% at December 31, 2018.
FINANCIAL CONDITION
Total assets at December 31, 2019 were $2.07 billion, up $124.2 million from the prior year end. Growth was entirely in earning assets which increased $125.2 million year-over-year, including loan growth of $58.8 million and investment portfolio growth of $66.4 million. Loan growth was centered in the commercial loan portfolio, which was up $52.7 million or 9.1% for the year, including $22.4 million of growth in the fourth quarter. Residential mortgage loans increased $23.3 million, or 5.0% for the year while decreases were experienced in the municipal loan and home equity line of credit portfolios.

Total deposits at December 31, 2019 were $1.65 billion, up $123.4 million or 8.1% from December 31, 2018. Low-cost deposits increased $15.9 million year-over-year, and certificates of deposit increased $98.6 million. Deposit growth allowed for a $25.4 million year-over-year reduction in borrowed funds.

The Company’s capital position remained strong as of December 31, 2019, with an estimated total risk-based capital ratio of 15.03%, and an estimated leverage capital ratio of 8.88%. These measures compare favorably to 15.24% and 8.60% respectively as of December 31, 2018, and are well in excess of regulatory requirements.
ASSET QUALITY & PROVISION FOR LOAN LOSSES
Asset quality is stable and solid. As of December 31, 2019, non-performing assets as a percentage of total assets were 0.82%, up marginally from 0.79% a year earlier. Past due loans were 1.16% of total loans at December 31, 2019, up marginally from 1.08% of total loans at December 31, 2018. Net charge-offs as a percentage of loans were 0.07% as of December 31, 2019, down from 0.08% in 2018 and 0.12% in 2017.

The provision for loan losses totaled $375,000 in the fourth quarter of 2019, compared with $167,000 for the same period in 2018. For the year ended December 31, 2019 the provision for loan losses totaled $1.25 million, compared with $1.5 million in 2018. The Company's organic loan portfolio growth, as well as the positive historical charge-off statistics and generally stable economic and market conditions for the last several years, were key factors in the quantitative and qualitative modeling used by management to determine the provision expense required to maintain an adequate allowance for loan losses. The allowance for loan losses stood at 0.90% of total loans as of December 31, 2019, down slightly from the 0.91% of total loans at December 31, 2018.
OPERATING RESULTS
Net Income for the year ended December 31, 2019 was $25.5 million, up $2.0 million or 8.5% from the year ended December 31, 2018. On a fully diluted earnings per share basis, 2019 earnings were $2.34, up $0.17 or 7.8% from the prior year. The Company’s Return on Average Assets of 1.27% for the year ended December 31, 2019 was up from 1.23% for the year ended December 31, 2018. Return on Average Tangible Common Equity was 14.66% and 15.18% respectively for the same periods, reflecting a higher level of capital being held.
For the three months ended December 31, 2019, net income was $6.7 million, an increase of $323,000, or 5.1% from the same period in 2018. Fully diluted earnings per share for the fourth quarter of 2019 were $0.61, up $0.02, or 3.4% from the fourth quarter of 2018.
Contributing factors to the Company’s 2019 annual and fourth quarter results included:

•
Earning asset growth led to a $2.4 million increase in tax-equivalent net interest income year-over-year, an increase of 4.6%. In the fourth quarter of 2019 tax equivalent net interest income was up $443,000 from the same period in 2018, an increase of 3.3%. Net interest margins have remained reasonably stable at 2.87% for the quarter ended December 31, 2019 and 2.89% for the year then ended. as compared to 2.92% and 2.91% respectively for the same periods in 2018.

•
Non-interest income net of securities gains was $14.0 million for the year ended December 31, 2019, up $1.5 million or 12.1% from 2018. Mortgage banking revenue growth of 22.0% year-to-year, growth of 9.5% year-to-year at First National Wealth

Management, the bank’s trust and investment management division, and new revenue sources including loan swap fees contributed to the increase.

•
Non-interest expense for 2019 was up $1.7 million or 5.1% from 2018. The year-to-year change was centered in employee expenses which increased 4.3% from the prior year. The Company benefited from FDIC insurance premium credits which helped reduce the bank's FDIC premium expense by $787,000 year-to-year.

DIVIDEND & STOCK PERFORMANCE
On December 19, 2019 the Company’s Board of Directors declared a dividend for the fourth quarter of $0.30 per share, payable on January 17, 2020 to shareholders of record as of January 7, 2020. The company’s stock closed at $30.23 per share on December 31, 2019, up from $26.30 at the prior year-end. With dividends re-invested, shares of The First Bancorp provided shareholders with a total annualized return of 20.13% for the year ended December 31, 2019, and 103.04% over the five years then ended. The Company’s total return compares well to the broad market over the same periods as measured by the S&P 500 with returns of 31.48%, and 73.80% respectively, and the Russell 2000, in which we are included, with total returns of 25.49%, and 48.36% respectively. The First Bancorp’s stock performance also compares well to the banking industry over these same time horizons as measured by the KBW Regional Bank Index with total returns of 23.86%, and 53.43% respectively, and the NASDAQ Bank Index with total returns of 24.38% and 65.11% respectively over the same time periods.

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars except common stock data	December 31, 2019	December 31, 2018
Assets
Cash and due from banks	$14,433	$19,134
Interest-bearing deposits in other banks	11,310	12,079
Securities available for sale	360,520	317,416
Securities to be held to maturity	281,606	255,663
Restricted equity securities, at cost	8,982	11,586
Loans held for sale	154	—
Loans	1,297,075	1,238,283
Less allowance for loan losses	11,639	11,232
Net loans	1,285,436	1,227,051
Accrued interest receivable	7,167	6,660
Premises and equipment	21,305	22,056
Other real estate owned	279	584
Goodwill	29,805	29,805
Other assets	47,799	42,536
Total assets	$2,068,796	$1,944,570
Liabilities
Demand deposits	$169,777	$163,575
NOW deposits	393,569	382,923
Money market deposits	161,000	152,043
Savings deposits	236,141	237,135
Certificates of deposit	277,225	372,464
Certificates $100,000 to $250,000	345,241	162,185
Certificates $250,000 and over	67,513	56,760
Total deposits	1,650,466	1,527,085
Borrowed funds	184,955	210,317
Other liabilities	20,867	15,626
Total Liabilities	1,856,288	1,753,028
Shareholders' equity
Common stock	109	109
Additional paid-in capital	63,964	62,746
Retained earnings	144,839	132,460
Net unrealized gain (loss) on securities available-for-sale	3,657	(5,051)
Net unrealized loss on securities transferred from available for sale to held to maturity	(182)	(197)
Net unrealized gain on cash flow hedging derivative instruments	97	1,438
Net unrealized gain on postretirement benefit costs	24	37
Total shareholders' equity	212,508	191,542
Total liabilities & shareholders' equity	$2,068,796	$1,944,570
Common Stock
Number of shares authorized	18,000,000	18,000,000
Number of shares issued and outstanding	10,899,210	10,862,651
Book value per common share	$19.50	$17.63
Tangible book value per common share	$16.75	$14.87

The First Bancorp
Consolidated Statements of Income (Unaudited)

	For the year ended December 31,		For the quarter ended December 31,
In thousands of dollars, except per share data	2019	2018	2019	2018
Interest income
Interest and fees on loans	$59,239	$53,548	14,789	14,384
Interest on deposits with other banks	188	242	43	110
Interest and dividends on investments	19,224	16,753	4,825	4,307
Total interest income	78,651	70,543	19,657	18,801
Interest expense
Interest on deposits	23,268	15,970	5,529	4,839
Interest on borrowed funds	2,890	4,364	710	967
Total interest expense	26,158	20,334	6,239	5,806
Net interest income	52,493	50,209	13,418	12,995
Provision for loan losses	1,250	1,500	375	167
Net interest income after provision for loan losses	51,243	48,709	13,043	12,828
Non-interest income
Investment management and fiduciary income	3,318	3,030	859	745
Service charges on deposit accounts	2,330	2,194	583	570
Net securities gains	224	137	209	—
Mortgage origination and servicing income	1,909	1,565	682	523
Other operating income	6,408	5,674	1,575	1,415
Total non-interest income	14,189	12,600	3,908	3,253
Non-interest expense
Salaries and employee benefits	18,396	17,641	4,698	4,411
Occupancy expense	2,558	2,435	627	564
Furniture and equipment expense	3,990	3,924	1,021	1,108
FDIC insurance premiums	439	1,226	—	276
Amortization of identified intangibles	43	43	11	11
Other operating expense	9,746	8,198	2,647	2,126
Total non-interest expense	35,172	33,467	9,004	8,496
Income before income taxes	30,260	27,842	7,947	7,585
Applicable income taxes	4,735	4,306	1,261	1,222
Net Income	$25,525	$23,536	$6,686	$6,363
Basic earnings per share	$2.36	$2.18	$0.62	$0.59
Diluted earnings per share	2.34	2.17	0.61	0.59

The First Bancorp
Selected Financial Data (Unaudited)

Dollars in thousands,	For the year ended December 31,		For the quarter ended December 31,
except for per share amounts	2019	2018	2019	2018

Summary of Operations
Interest Income	$78,651	$70,543	$19,657	$18,801
Interest Expense	26,158	20,334	6,239	5,806
Net Interest Income	52,493	50,209	13,418	12,995
Provision for Loan Losses	1,250	1,500	375	167
Non-Interest Income	14,189	12,600	3,908	3,253
Non-Interest Expense	35,172	33,467	9,004	8,496
Net Income	25,525	23,536	6,686	6,363
Per Common Share Data
Basic Earnings per Share	$2.36	$2.18	$0.62	$0.59
Diluted Earnings per Share	2.34	2.17	0.61	0.59
Cash Dividends Declared	1.19	1.11	0.30	0.29
Book Value per Common Share	19.50	17.63	19.50	17.63
Tangible Book Value per Common Share	16.75	14.87	16.75	14.87
Market Value	30.23	26.30	30.23	26.30
Financial Ratios
Return on Average Equity (a)	12.51%	12.72%	12.55%	13.44%
Return on Average Tangible Common Equity (a)	14.66%	15.18%	14.63%	16.00%
Return on Average Assets (a)	1.27%	1.23%	1.30%	1.29%
Average Equity to Average Assets	10.17%	9.70%	10.34%	9.63%
Average Tangible Equity to Average Assets	8.68%	8.13%	8.88%	8.09%
Net Interest Margin Tax-Equivalent (a)	2.89%	2.91%	2.87%	2.92%
Dividend Payout Ratio	50.42%	50.92%	48.39%	49.15%
Allowance for Loan Losses/Total Loans	0.90%	0.91%	0.90%	0.91%
Non-Performing Loans to Total Loans	1.28%	1.19%	1.28%	1.19%
Non-Performing Assets to Total Assets	0.82%	0.79%	0.82%	0.79%
Efficiency Ratio	51.04%	51.50%	50.79%	50.46%
At Period End
Total Assets	$2,068,796	$1,944,570	$2,068,796	$1,944,570
Total Loans	1,297,075	1,238,283	1,297,075	1,238,283
Total Investment Securities	651,108	584,665	651,108	584,665
Total Deposits	1,650,466	1,527,085	1,650,466	1,527,085
Total Shareholders' Equity	212,508	191,542	212,508	191,542
(a) Annualized using a 365-day basis for both 2019 and 2018

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company's performance and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total, which adjustments increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.

The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 21.0% tax rate was used in both 2019 and 2018.

	For the year ended December 31,		For the quarter ended December 31,
In thousands of dollars	2019	2018	2019	2018
Net interest income as presented	$52,493	$50,209	$13,418	$12,995
Effect of tax-exempt income	2,295	2,156	573	553
Net interest income, tax equivalent	$54,788	$52,365	$13,991	$13,548
The Company presents its efficiency ratio using non-GAAP information. The GAAP-based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from noninterest expenses, excludes securities gains from noninterest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	For the year ended December 31,		For the quarter ended December 31,
In thousands of dollars	2019	2018	2019	2018
Non-interest expense, as presented	$35,172	$33,467	$9,004	$8,496
Net interest income, as presented	52,493	50,209	13,418	12,995
Effect of tax-exempt income	2,295	2,156	573	553
Non-interest income, as presented	14,189	12,600	3,908	3,253
Effect of non-interest tax-exempt income	163	162	38	38
Net securities gains	(224)	(137)	(209)	—
Adjusted net interest income plus non-interest income	$68,916	$64,990	$17,728	$16,839
Non-GAAP efficiency ratio	51.04%	51.50%	50.79%	50.46%
GAAP efficiency ratio	52.75%	53.28%	51.97%	52.29%

The Company presents certain information based upon average tangible common equity instead of total average shareholders' equity. The difference between these two measures is the Company's preferred stock and intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company's consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the year ended December 31,		For the quarter ended December 31,
In thousands of dollars	2019	2018	2019	2018
Average shareholders' equity as presented	$204,092	$185,049	$211,321	$187,766
Less intangible assets	(29,957)	(30,001)	(29,978)	(29,978)
Tangible average shareholders' equity	$174,135	$155,048	$181,343	$157,788

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.
Additional Information
For more information, please contact Richard M. Elder, The First Bancorp's Treasurer & Chief Financial Officer, at 207.563.3195.